As filed with the Securities and Exchange Commission on February 16, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SportsTek Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-4265519
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2200 S. Utica Place
Suite 450
Tulsa, OK 74114
Telephone: (918) 957-1086
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy W. Clark
Chief Financial Officer and Chief Operating Officer
SportsTek Acquisition Corp.
2200 S. Utica Place
Suite 450
Tulsa, OK 74114
Telephone: (918) 957-1086
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles H. Baker, Esq. Jeeho M. Lee, Esq. O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 (212) 326-2000	Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, California 90071 (213) 683-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252604
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant(2)(3)	2,875,000 Units	$10.00	$28,750,000	$3,137
Shares of Class A common stock included as part of the units(4)	2,875,000 Shares	—	—	—(5)
Redeemable warrants included as part of the units(4)	1,437,500 Warrants	—	—	—(5)
Total			$28,750,000	$3,137(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252604).

(3)
Includes 375,000 units, consisting of 375,000 shares of Class A common stock and 187,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $143,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-252604), which was declared effective by the Securities and Exchange Commission on February 16, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by SportsTek Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252604) (the “Prior Registration Statement”), initially filed by the Registrant on February 1, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 16, 2021. This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 17, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 17, 2021.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252604), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit No.	Document

5.1	Opinion of O’Melveny & Myers LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on February 9, 2021).

23.1	Consent of WithumSmith+Brown, PC, independent registered accounting firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of February, 2021.

SportsTek Acquisition Corp.

By:	/s/ Jeffrey Luhnow
Jeffrey Luhnow
Chair and Co-Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Luhnow	Chair Co-Chief Executive Officer (Principal Executive Officer)	February 16, 2021
Jeffrey Luhnow

/s/ C. Tavo Hellmund	Co-Chief Executive Officer (Principal Executive Officer) Director	February 16, 2021
C. Tavo Hellmund

/s/ Timothy W. Clark	Chief Financial Officer (Principal Financial and Accounting Officer) Chief Operating Officer Director	February 16, 2021
Timothy W. Clark